Exhibit 4.7
ENTERTAINMENT PROPERTIES TRUST; AND
EPT 301, LLC;
(individually and collectively, the “Borrowers” or the “Borrower”)
AMENDMENT NO. 1 TO
MASTER CREDIT AGREEMENT
     THIS AMENDMENT NO. 1 TO MASTER CREDIT AGREEMENT (this “Amendment”) is made as of June 30, 2009 by and among ENTERTAINMENT PROPERTIES TRUST, a real estate investment trust duly organized and validly existing under the laws of the State of Maryland (“EPR”) having its principal place of business at c/o Entertainment Properties Trust, 30 Pershing Road, Suite 201, Kansas City, MO 64108, and EPT 301, LLC, a limited liability company organized duly organized and validly existing under the laws of the State of Missouri (“EPT 301” and individually and collectively, jointly and severally with EPR are referred to as the “Borrowers” or the “Borrower”, and each individually may be referred to as a “Borrower”), the Lenders, KEYBANK NATIONAL ASSOCIATION, as Administrative Agent and Lender (“Keybank” and/or the “Agent”), and KEYBANC CAPITAL MARKETS, as Sole Lead Arranger and Sole Book Manager, and Morgan Stanley Bank, as Documentation Agent. Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Loan Agreement (as defined below).
R E C I T A L S
     WHEREAS, the Borrower, the Lenders, and the Agent entered into that certain Master Credit Agreement dated as of October 26, 2007, as the same may be amended from time to time (as so amended, the “Loan Agreement”).
     WHEREAS, Borrower has requested and Agent and Lenders have agreed to various modifications to the Loan Agreement, all as more particularly set forth herein.
     NOW THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived by the Borrower and the Lenders from a continuing relationship under the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

A. The Loan Agreement is hereby modified and amended as follows:
     1. Section 8.1B of the Loan Agreement is hereby amended by deleting item (b) therein in its entirety, and inserting the below item (b) in its stead:
     “(b) Indebtedness under the Revolving Credit Agreement (as defined herein-below) and unsecured debt (i.e., Indebtedness that is not secured by a Lien) permitted pursuant to §9.1 of that certain Amended and Restated Master Credit Agreement dated as of June ___, 2009 by and among 30 West Pershing, LLC, EPR, EPT DownREIT Inc., EPT Huntsville, Inc., EPT Melbourne, Inc., EPT Pensacola, Inc., Megaplex Four, Inc. and Westcol Center, LLC, as borrowers thereunder (individually, collectively, jointly and severally, the “Revolving Borrowers”, and each, individually, as a “Revolving Borrower”) and Keybank, as agent and lender and the other lenders a party to said agreement from time to time, as the same has been or may hereafter be modified or amended (the “Revolving Credit Agreement”);”
     2. Section 8.2(vii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following in its stead:
          “(vii) Liens in favor of the agent and the lenders arising under the Revolving Credit Agreement and the other Loan Documents referred to therein.”
     3. Section 8.13 of the Loan Agreement is hereby amended by deleting the word “and” prior to item (iii) therein, and inserting the following provision as item “(iv)”:
          “, and (iv) pledge its stock or other equity interests to secure Indebtedness under the Revolving Credit Agreement.
     4. Section 9.10(a) of the Loan Agreement is hereby deleted in its entirety, and replaced with the following in its stead.
          “(a) Maximum Secured Debt Total Asset Value. Unless and until such time as all Indebtedness under the Revolving Credit Agreement is terminated and paid off in full, the Lenders hereby waive any covenant requirements with respect to Maximum Secured Debt to Total Asset Value. At such time as all Indebtedness under the Revolving Credit Agreement is terminated and paid off in full, then such Maximum Secured Debt Total Asset Value shall be calculated on a Consolidated basis with respect to EPR, and Indebtedness of Borrower secured by a Lien to Total Asset Value shall not exceed fifty percent (50%).
     5. Section 9.10(b) of the Loan Agreement is hereby deleted in its entirety, and replaced with the following in its stead:
          “(b) Maximum Secured Recourse Debt to Total Asset Value. Calculated on a Consolidated basis with respect to EPR, Indebtedness of Borrower, other than Indebtedness under the Revolving Credit Agreement, secured by a Lien (“Secured Indebtedness”) that is recourse to EPR (and insofar as the amount of such Indebtedness exceeds 50% of the value of the property securing such Indebtedness), to Total Asset Value shall not exceed 15%; additionally, the amount of each such loan made after the date of this Agreement shall not at the time of origination, exceed 65% of the value of the property securing such loan. For purposes of calculating amounts under this covenant, valuation of property shall be: (i) in the case of existing properties which are Megaplex Movie Theatres and Entertainment-Related Retail Improvements (whether subject to a Lease or an EPR Senior First Mortgage), based upon such property’s net operating income (calculated in accordance with GAAP), capped at 9.00%, (ii) in the case of properties that are not Megaplex Movie Theatres or Entertainment-Related Retail Improvements (other than those under construction), based upon such property’s net operating income (calculated in accordance with GAAP), capped at 10.00%, provided however, that in the event the capped value is greater than the purchase price of the asset, then such calculation shall incorporate the purchase price, instead, and (iii) in the case of properties under construction, based upon such property’s cost.”
B. The Borrower represents and warrants to the Lenders and the Agent that said Borrower has the full power and authority to execute, deliver and perform its obligations under, this Amendment and the execution and delivery of this Amendment have been duly authorized by all necessary action of the stockholders, members and directors and managers of the Borrower, as applicable.
C. The Borrower hereby (i) reaffirms that the Borrower remains indebted to Lenders without defense, counterclaim or offset and no default or Event of Default or event of default has occurred or exists under the Loan Documents (ii) restate, and reaffirm, all of their covenants, representations and warranties set forth in the Loan Documents to the same extent as if fully set forth herein and the Borrower hereby certifies that all such covenants, representations and warranties are true and accurate as of the date hereof (except for any such representations or warranties which expressly relate to a specified date, which representations and warranties were true and accurate as of such specified date)
and (iii) acknowledges and warrants that the Borrower does not have any claims, actions or causes of action whatsoever in law or in equity against Lenders or Agent, their officers, directors, employees, agents, successors, subsidiaries, related companies or attorneys (for the purpose of this paragraph, collectively referred to herein as the “Lenders”) or any of them, in connection with or related to or arising from the Loan Documents, whether known or unknown, from the beginning of the world to the date of this Agreement, and the Borrower for good and valuable consideration hereby waives, remises, releases and discharges any and all rights with respect to such claims, additions or causes of action, if any.
D. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
E. Upon and after the date of this Amendment all references to the Loan Agreement, or in any related document, shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement, and, except as specifically provided in this Amendment, the Loan Agreement shall remain in full force and effect in accordance with the respective terms thereof.

F. This Amendment is executed as an instrument under seal and shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law rules. All parts of the Loan Agreement not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Loan Agreement shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the Borrower and the Lenders have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date set forth in the preamble on page one of this Amendment.

BORROWER:

EPT 301, LLC,
a Missouri limited liability company

By:
Name:	/s/ Mark A. Peterson Mark A. Peterson
Title:	Vice President and Chief Financial Officer

ENTERTAINMENT PROPERTIES TRUST
a Maryland real estate investment trust

By:
Name:	/s/ Mark A. Peterson Mark A. Peterson
Title:	Vice President and Chief Financial Officer
(signatures continued on following pages)

(continuation of signature pages to Amendment No. 1 to Master Credit Agreement)

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Jeffry M. Morrison
Name:	Jeffry M. Morrison
Title:	Senior Banker

ROYAL BANK OF CANADA

By:	/s/ Dan LePage
Name:	Dan LePage
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A.

By:	/s/ Mohammad Hasan
Name:	Mohammad Hasan
Title:	Associate

MORGAN STANLEY BANK

By:	/s/ Melissa James
Name:	Melissa James
Title:	Authorized Signatory
UMB BANK, n.a.

By:	/s/ Robert P. Elbert
Name:	Robert P. Elbert
Title:	Senior Vice President

SOVEREIGN BANK

By:
Name:
Title:

(continuation of signature pages to Amendment No. 1 to Master Credit Agreement)

BEARSTEARNS CORPORATE LENDING, INC.

By:
Name:
Title:

BANK MIDWEST N.A.

By:	/s/ David L. Rambo
Name:	David L. Rambo
Title:	Senior Vice President Commercial Lending